Exhibit 4.3

CALIDI
BIOTHERAPEUTICS

NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 320703 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS AND LEGENDS

This certifies that ____________________

is the record holder of ____________________

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OF

CALIDI BIOTHERAPEUTICS, INC.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

TITLE ____________________

CALIDI BIOTHERAPEUTICS, INC.
CORPORATE
SEAL
DELAWARE

TITLE ____________________

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY, LLC
(BROOKLYN, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, so far as the same shall have been fixed, and of the authority of the Board of Directors to designate and fix any preferences, rights and limitations of any wholly unissued series. Any such request should be addressed to the Secretary of the Corporation at its principal office. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Corporation’s amended and restated certificate of incorporation and all amendments thereto and restatements thereof and resolutions of the Corporation’s Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM –as tenants in common UNIF GIFT MIN ACT – .......................... Custodian TEN ENT –as tenants by the entireties (Cust) (Minor) JT TEN –as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act (State) in common COM PROP –as community property UNIF TRF MIN ACT – ................. Custodian (until age ..................) (Cust) ..................................... (Minor) under Uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED, _____________________________________________________ hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the capital stock represented by within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of the substitution in the premises. Dated X X Signature(s) Guaranteed: NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.